U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNION ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

444 Madison Ave, Fl. 34
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-228997
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered
Ordinary shares, par value $0.0001 per share	NYSE American LLC

Warrants, exercisable for ordinary shares	NYSE American LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares and warrants of Union Acquisition Corp. (the “Company”). The description of the ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement on Form S-4 initially filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2018, as amended from time to time (File No. 333-228997) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of proxy statement/prospectus or supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein. The Company intends to change its name to “Bioceres Crop Solutions Corp.” upon closing of the proposed business combination described in the Registration Statement.

Item 2. Index to Exhibits.

2.1	Share Exchange Agreement, dated as of November 8, 2018, by and among Union Acquisition Corp., Joseph J. Schena, in his capacity as the Pre-Closing Union Representative, and Bioceres, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-38405, filed with the SEC on November 13, 2018, and also included as Annex A to the proxy statement/prospectus).

2.2	Amendment to the Share Exchange Agreement, dated December 19, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-38405, filed with the SEC on December 20, 2018, and also included as Annex A-1 to the proxy statement/prospectus).

3.1	Form of Amended and Restated Memorandum and Articles of Association of Bioceres Crop Solutions Corp. (incorporated by reference to Exhibit 3.1 to the Registration Statement and also included as Annex C to the proxy statement/prospectus).

4.1	Specimen Ordinary Share Certificate of Bioceres Crop Solutions Corp. (filed herewith).

4.2	Specimen Warrant Certificate of Bioceres Crop Solutions Corp. (filed herewith).

4.3	Form of Warrant Agreement between Bioceres Crop Solutions Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1/A, File No. 333-222744, filed with the SEC on February 23, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNION ACQUISITION CORP.

Date: March 14, 2019	By:	/s/ Kyle P. Bransfield
Kyle P. Bransfield
Chief Executive Officer